Exhibit 99.1

Bite Acquisition Corp. Receives Commencement of Delisting Notice from the NYSE

Chicago, IL – February 21, 2024 – Bite Acquisition Corp. (NYSE American: BITE) (the “Company,” or “BITE”) announces that the Company received a letter from the NYSE American LLC (“NYSE American” or the “Exchange”) on February 20, 2024, stating that the staff of NYSE Regulation has determined to commence proceedings to delist the Company’s Common Stock, Units and Warrants (collectively, the “Securities”) pursuant to Sections 119(b) and 119(f) of the NYSE American Company Guide because the Company failed to consummate a business combination within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that the Company specified in its registration statement.

The Company has a right to request that a Committee of the Board of Directors of the Exchange review the delisting determination, provided a written request for such review is requested no later than February 27, 2024. The Company intends to make a request for the review of the delisting determination. At this time, the Securities have not been suspended and will continue to trade.

About Bite Acquisition Corp.

Bite Acquisition Corp is a special purpose acquisition company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Bite is led by Chair and CEO Alberto Ardura and a team of successful industry executives, and venture capital investors who have long track records of operating business in the restaurant and food industries.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s plan to make a request for the review of the delisting determination. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Company Contact:

Bite Acquisition Corp.

Alberto Ardura González

alberto@biteacquisitioncorp.com

Jose Luis Guerrero Cortes

joseluis@biteacquisitioncorp.com